CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-45084) of Energy East Corporation of our report dated June 26, 2008 relating to the financial statements of the Central Maine Power Company Employee Savings and Investment Plan for Non-Union Employees, which appears in this Form 11-K.

/s/ Baker Newman & Noyes Limited Liability Company
Portland, Maine June 27, 2008